UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2005

LARGE SCALE BIOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(707) 446-5501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

          This Amendment No. 1 to the Current Report on Form 8-K/A is filed for the purpose of amending Item 3.01 of the Current Report on Form 8-K of Large Scale Biology Corporation (the “Company”) dated August 24, 2005, filed with the Securities and Exchange Commission on August 30, 2005, related to the Company receiving notice from the staff of the Nasdaq Stock Market (“Nasdaq”) regarding Marketplace Rule 4310(c)(4).  On September 6, 2005, the Company received notice from the staff of Nasdaq that the August 24, 2005 notice was issued in error.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          On August 24, 2005, the Company received notice from the staff of Nasdaq that the Company did not comply with Marketplace Rule 4310(c)(4), which is a requirement for continued listing on the Nasdaq SmallCap Market, because the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for the previous 30 consecutive days.  The staff of Nasdaq stated that the Company would be afforded a cure period of 180 calendar days to regain compliance which would end on February 21, 2006.

          The Company received prior notice from the staff of Nasdaq on June 16, 2005 that the Company did not comply with Marketplace Rule 4450(a)(5), which is a requirement for continued listing on the Nasdaq National Market, because the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for the previous 30 consecutive business days.  The staff of Nasdaq stated that the Company would be afforded a cure period of 180 calendar days to regain compliance which would end on December 13, 2005.  On August 1, 2005, the Company received notice from the Nasdaq Listing Qualifications Panel that it had determined to transfer the securities of the Company’s common stock from the Nasdaq National Market to the Nasdaq SmallCap Market.  The transfer of the Company’s common stock to the Nasdaq SmallCap Market became effective August 3, 2005.

          On September 6, 2005, the Company received notice from the staff of Nasdaq that the August 24, 2005 notice granting the Company until February 21, 2006 to regain compliance with Marketplace Rule 4310(c)(4) was issued in error.  Accordingly, the staff’s June 16, 2005 letter remains in effect.  The Nasdaq staff has stated that, pursuant to Marketplace Rule 4450(i)(2), following a transfer to the Nasdaq SmallCap Market, an issuer will be afforded the remainder of any compliance period set forth in Rule 4310(c)(8)(D) as if the issuer had been listed on the Nasdaq SmallCap Market.  As such, the expiration of the Company’s compliance period remains December 13, 2005.

          The Company’s common stock will continue to be listed on the Nasdaq SmallCap Market during this cure period.  The Nasdaq staff has stated that if at anytime on or before December 13, 2005, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 4310(c)(4), subject to the Nasdaq staff’s discretion to extend such 10 consecutive business day period under Marketplace Rule 4310(c)(8)(E).  The Nasdaq staff has stated that if compliance with the Rule cannot be demonstrated by December 13, 2005, the Nasdaq staff will determine whether the Company meets the Nasdaq SmallCap Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement.  The Nasdaq staff has stated that if the Company meets the initial listing criteria, the Nasdaq staff will notify the Company that it has been granted an additional 180 calendar day compliance period.

          The Company will seek to regain compliance within this cure period.  The Company’s management and board of directors are considering alternatives to address compliance with the continued listing standards of the Nasdaq SmallCap Market, which may include a reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: September 12, 2005	By:	/s/ MICHAEL D. CENTRON

Michael D. Centron Vice President, Finance & Administration